EXHIBIT 10.03

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                  ---------------------------------------------
                          STOCK OPTION AWARD AGREEMENT
                          ----------------------------

         THIS STOCK OPTION AWARD AGREEMENT (this "Agreement"), is made and executed as of the ____ day of _________ 200_ and effective as of ______________, 200_, between The National Bank of Indianapolis Corporation, an Indiana corporation (the "Company"), and ___________, an officer or employee of the Company or one of its Subsidiaries (the "Optionee");

                                   WITNESSETH:

         WHEREAS, the Board and shareholders have adopted The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan (the "Plan"), to promote the interests of the Company, its shareholders and its Subsidiaries by encouraging their officers and other key employees, upon those judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company by providing additional incentive and opportunity for unusual industry and efficiency through ownership of Company Stock; and

         WHEREAS, it is the view of the Company that this goal may be achieved by granting incentive and nonqualified stock options to eligible officers and other key employees from time to time; and

         WHEREAS, the Optionee has been designated by the Committee as an individual to whom Company Stock should be awarded under the Plan as determined from the duties performed, the initiative and industry of the Optionee, the extraordinary nature of the his service, and the Optionee's potential contribution to the future development, growth and prosperity of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee agree as follows:

         4. Grant of Option.

         (a) Aggregate Number of Shares. Subject to the provisions of Sections 4 and 6 of this Agreement, the Company hereby awards to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ________________ (________) shares of Company Stock subject to the terms and conditions of this Agreement and the provisions of the Plan. All provisions of the Plan, including the terms defined therein, are incorporated herein and are expressly made a part of this Agreement by reference. The Optionee hereby acknowledges that he has received a copy of the Plan.


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         (b) Designation of Character of Options. Pursuant to the authority of the Committee to determine the character of the options granted as incentive stock options ("ISO's") or nonqualified stock options ("NSO's"), of the total options granted under subparagraph (a), ___________ shares shall be ISO's and _______________ shares shall be NSO's.

         5. Exercise Price.

         (a) Exercise Price. The Exercise Price of the shares of Company Stock represented by the Option shall be ________________ ($____) per share (which is the Fair Market Value per share on the effective date the Option is granted hereunder).

         (b) Payment of Exercise Price. The Exercise Price for Company Stock covered by the Option will be paid in cash [or Delivered Stock] by the Optionee at the time the Option is exercised.

         (c) Issuance of Shares. Certificates evidencing shares of Company Stock purchased under this Option will not be delivered to the Optionee until full payment has been made therefor and the Optionee shall have none of the rights of a shareholder with respect to such shares until such shares are issued to the Optionee. The Company shall not be required to issue or deliver any certificate(s) or shares of its common stock purchased upon exercise of the Option or any portion thereof prior to: (i) completing any registration or other qualification of such shares which the Committee deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee determines to be necessary or advisable. The Committee has no obligation to obtain the fulfillment of the conditions specified in the preceding sentence.

         6. Nontransferability. The Option cannot be assigned or transferred by the Optionee except by will or by the laws of descent and distribution. The Option cannot be pledged or hypothecated in any way, nor shall it be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or other disposition of the Option in violation of this provision or the levy of execution, attachment or similar process upon the Option will be null and void and without effect and shall cause the Option to be terminated. [Alternative provisions for permitted transfers of NSOs to "Eligible Transferees"]

         7. Exercise of Option.

         (a) Maximum Term and Vesting. The Option may not be exercised in whole or in part after the expiration of ten years from the effective date of this Agreement, subject to earlier termination as provided in the Plan or this Agreement. Subject to the provisions of this Section and Section 6, the Option shares will vest and be exercisable by the Optionee on _____________, 20__.


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         (b) Limitations on Exercise. The Option may be exercised during the lifetime of the Optionee only by the Optionee. In the case of the Optionee's death, the Option may be exercised by the Optionee's personal representative. [Alternative provisions for "Eligible Transferees"]

         (c) Legal Requirements. Notwithstanding any other provision hereof, the Option may not be exercised in whole or in part if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities law or other applicable laws, rules or regulations. As a condition to Optionee's exercise of the Option, the Company may require the person exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation.

         8. Restrictive Legend. The Optionee hereby declares that it is the Optionee's intention to hold all shares acquired as a result of this Option for investment and not with a view to resale or distribution to the public and agrees that, unless the Company elects to register such shares under applicable federal and state securities laws, all certificates for such shares shall bear a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, under the Indiana Securities Regulation Law, or under any other state securities laws. The shares may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act of 1933 and under applicable state securities laws."

         9. Early Termination of Option.

         (a) In General. All rights to exercise this Option will terminate effective as of the day the Optionee's employment with the Company or its Subsidiaries terminates unless such termination is for Cause or the Total and Permanent Disability or death of the Optionee (but not later than the date the Option expires pursuant to its terms). Transfer from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed termination of employment.

         (b) For Cause Termination. If the Optionee's employment is terminated for Cause, no previously unexercised Option granted hereunder may be exercised. Rather, all unexercised Options, whether or not vested, will terminate effective on the date the Optionee receives notice of the Optionee's termination for Cause.

         (c) Exercise on Disability or Death. If the Optionee becomes Totally and Permanently Disabled or dies while employed by the Company or any of its Subsidiaries, the Option will be exercisable in full within one year after the date of the Optionee's termination of employment due to Total and Permanent Disability or death (but not later than the date the Option expires pursuant to its terms) at which time the Option or any portion thereof remaining unexercised shall terminate. During the one year period immediately following the termination of employment due to Total and Permanent Disability or death, the Option may be exercised in full, subject to the limitations of this Option, by the Optionee, by the Optionee's guardian or attorney-in-fact, or by the Optionee's personal representative. Provided, however, the Option cannot be exercised after the expiration of (a) ten years from the effective date of this Agreement, and (b) three months, in the case of that portion, if any, of the Option that consists of an ISO. TO the extent an ISO is exercised after three months after the Optionee's death, such exercise will be treated as though the ISO was an NSO.

         (d) Vesting on Change in Control or Death or Disability of Optionee. Notwithstanding the vesting schedule contained in provisions of Section 4, in the event of a Change in Control of the Company, as defined in Section 10 of the Plan, or upon the death or Total and Permanent Disability of the Optionee, the Option may be exercised in full.

         10. Optionee's Representations. The Optionee represents to the Company that (a) the terms and arrangements relating to the grant of this Option and the stock to which it relates, and the offer thereof, have been arrived at or made through direct communication with the Company or person acting in its behalf and such Optionee; (b) the Optionee has received a balance sheet and income statement of the Company and as a key employee of the Company or one of its
Subsidiaries: (i) is thoroughly familiar with its business affairs and financial condition, and (ii) has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that the Optionee is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, this right and the stock to which it relates; (c) the Optionee has sufficient financial resources so that the Optionee is able to bear the economic risks of the Optionee's investment in this Option and such stock; and (d) the Optionee represents this Option is being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and that any shares acquired pursuant to this Option will be acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

         11. Indemnity. The Optionee hereby agrees to indemnify and hold harmless the Company and Committee against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by the Optionee to the Company herein or any failure on the part of the Optionee to perform any agreements contained herein.

         12. Financial Information.

         (a) Delivery of Financial Statements. The Company hereby undertakes to deliver to the Optionee, at such time as they become available and so long as this Option is in effect and is unexercised in whole or in part, a balance sheet

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and income statement of the Company with respect to any fiscal year of the
Company ending on or after the date hereof.

         (b) Collection of Withholding Taxes. The Company and its Subsidiaries will have the right to require payment to them from any person entitled to receive Company Stock pursuant to the Plan of the amount of tax required by law to be withheld with respect to that stock prior to its delivery.

         13. Conditions Precedent. In no event will the Company be obligated to issue its shares pursuant to the Option until it is satisfied that all conditions precedent to the issue of such stock, as provided in the Plan, have been performed and completed.

         14. Changes in Stock. Subject to the provisions of subsection 6(d), in the event of any change in Company Stock, as described in Section 5.5 of the Plan, the Committee will make appropriate adjustment or substitution in the number, kind and price of shares under the Option, all as provided in the Plan. The Committee's determination in this respect shall be final and conclusive upon all parties.

         15. Competition After Termination of Employment. The Optionee acknowledges and agrees that in the performance of the Optionee's duties of employment with the Company, he may be in contact with customers, potential customers and/or information about customers or potential customers of the Company either in person, through the mails, by telephone or by other electronic means. Optionee also acknowledges and agrees that trade secrets and confidential information of the Company, more fully described in subsections (a), (b) and
(c), gained by Optionee during the his employment with the Company, have been developed by the Company through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Company. The Optionee further understands, acknowledges and agrees that the foregoing makes it necessary for the Company to protect its business so that Optionee cannot divert business or customers from the Company and that Optionee maintain the confidentiality and integrity of the Confidential Information as hereinafter defined.

         (a) The Optionee agrees that he will not, during his employment by the Company and for a period of 18 months after such employment ends, whether by action of the Optionee or the Company (the "Business Protection Period"), solicit, divert, entice or take away any customers, business, patronage or orders of the Company with whom the Optionee has had primary contact, involvement or responsibility during the Optionee's employment with the Company, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Company. Nothing contained in this subsection will preclude the Optionee from accepting employment with a company, firm or business that competes with the Company so long as the Optionee's activities do not violate the provisions of this subsection or any of the provision of subsections 12(b) and 12(c) below.


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         (b) The Optionee agrees that he will not directly or indirectly, at any time during the Business Protection Period, solicit or induce or attempt to solicit or induce any employee of the Company to terminate his or the Optionee's employment, representation or other association with the Company.

         (c) The Optionee will keep in strict confidence, and will not, directly or indirectly, at any time during or after the term of this Agreement, disclose, furnish, disseminate, make available or use (except in the course of performing the Optionee's duties of employment with the Company) any trade secrets or confidential business or technical information of the Company or its customers (the "Confidential Information"), without limitation as to when or how the Optionee may have acquired such information. The Confidential Information includes all or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to the Company's customers or prospective customers, the Company's customer list, contract information including terms, pricing and services provided, information received as a result of customer contacts, the Company's products and processing capabilities, methods of operation, business plans, financial statements or strategy, and agreements to which the Company may be a party. The Confidential Information does not include information that is or becomes publicly available other than as a result of disclosure by the Optionee. The Optionee specifically acknowledges that the Confidential Information, whether reduced to writing or maintained in the mind or memory of the Optionee and whether compiled by the Company and/or the Optionee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and/or use of such information during or after the Optionee's employment with the Company (except in the course of performing the Optionee's duties of employment with the Company) constitutes a misappropriation of the Company's trade secrets. The Optionee further agrees that, at the time of termination of his employment, he will return to the Company, in good condition, all property of the Company, including, without limitation, the Confidential Information. In the event that such items are not so returned, the Company has the right to charge the Optionee for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing, and/or recovering such property. In the event the Optionee is advised in writing by the Optionee's legal counsel that the Optionee is required by subpoena or other legal process to disclose any of the Confidential Information, the Optionee will promptly notify the Company of this situation and will promptly provide the Company with a written copy of the written advice of legal counsel so that the Company may seek a protective order or other appropriate remedy. If a protective order or other appropriate remedy is not obtained in a reasonable period of time, the Optionee may furnish only that portion of the Confidential Information that the Optionee is advised by his legal counsel is legally required.


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         16. Effect of Headings. The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

         17. Governing Law. This Agreement is governed in all respects, including validity and interpretation and effect, by and construed in accordance with the internal law of the State of Indiana applicable to contracts made and to be performed entirely within such state without regard to the choice of law principles thereof. The Plan and this Agreement are intended to comply, and will be construed by the Committee in a manner which complies, with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent there is any conflict between a provision of the Plan or this Agreement and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which collectively shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Stock Option Agreement to be executed on the day and year first above written.


                                           THE NATIONAL BANK OF INDIANAPOLIS
                                           CORPORATION

                                           By: ________________________________
                                               Morris L. Maurer, President



                                           ____________________________________

                                           _________________, Optionee